UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-05256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
105 Corporate Center Boulevard Greensboro, North Carolina 27408
(Address of principal executive offices) (zip code)

(336) 424-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, VF announced the election of Benno Dorer and Carol L. Roberts to the VF Board of Directors (the “Board”), effective February 14, 2017. Each director will serve until VF’s 2017 annual meeting of shareholders. Mr. Dorer will serve on the Audit Committee and the Nominating and Governance Committee. Ms. Roberts will serve on the Audit Committee and the Finance Committee.

There are no arrangements or understandings between Mr. Dorer or Ms. Roberts and any other person or persons pursuant to which he or she was elected as a member of the Board. Neither Mr. Dorer nor Ms. Roberts has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of VF’s press release announcing the election of Mr. Dorer and Ms. Roberts to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description

99.1	V.F. Corporation press release dated February 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

Date: February 14, 2017	By:	/s/ Laura C. Meagher
		Name:	Laura C. Meagher
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	V.F. Corporation press release dated February 14, 2017.